SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 29, 2001

Submission of Matters to a Vote of Security Holders:

     A special meeting of the Conseco Series Trust shareholders was held on March 29, 2001. The following proposals were voted upon and carried:

     PROPOSAL 1: For each Portfolio, to approve or disapprove a new Investment Management Contract with Conseco Capital Management, Inc. ("CCM")

(For all shareholders of each Portfolio, voting separately)

----------------------- ------------------ -------------------- ----------------
      Portfolio          Affirmative Votes   Negative Votes        Abstentions
----------------------- ------------------ -------------------- ----------------
Conseco 20 Focus        303,555            138,128              55,288
Portfolio
----------------------- ------------------ -------------------- ----------------
Equity Portfolio        13,986,248         439,170              1,144,395
----------------------- ------------------ -------------------- ----------------
Balanced Portfolio      5,090,887          115,168              529,381
----------------------- ------------------ -------------------- ----------------
High Yield Portfolio    400,212            393                  30,751
----------------------- ------------------ -------------------- ----------------
Fixed Income Portfolio  3,561,984          47,318               259,725
----------------------- ------------------ -------------------- ----------------
Government Securities   1,432,346          17,632               60,919
Portfolio
----------------------- ------------------ -------------------- ----------------
Money Market Portfolio  71,108,571         2,023,131            5,132,571
----------------------- ------------------ -------------------- ----------------

PROPOSAL 2: For the Equity Portfolio and the Balanced Portfolio, to approve or disapprove Subadvisory Contracts between CCM and Chicago Equity Partners, LLC:

(For all shareholders of each respective Portfolio, voting separately)

------------------- --------------------- -------------------- -----------------
         Fund        Affirmative Votes      Negative Votes        Abstentions
------------------- --------------------- -------------------- -----------------
Equity Portfolio    13,777,328            599,830              1,192,655
------------------- --------------------- -------------------- -----------------
Balanced Portfolio  5,071,444             150,268              513,723
------------------- --------------------- -------------------- -----------------

PROPOSAL 3: For the Conseco 20 Focus Portfolio, to approve or disapprove the Subadvisory Contract between CCM and Oak Associates, ltd.:

(For all shareholders of the Portfolio, voting separately)

-------------------- --------------------- -------------------- ----------------
         Fund         Affirmative Votes      Negative Votes        Abstentions
-------------------- --------------------- -------------------- ----------------
Conseco 20 Focus     306,114               138,128              52,729
Portfolio
-------------------- --------------------- -------------------- ----------------

PROPOSAL 4: For each Portfolio, to approve or disapprove a policy to permit CCM and the Portfolios' Board of Trustees to appoint and replace subadvisers, enter into subadvisory contracts, and approve amendments to subadvisory contracts on behalf of the Portfolios without further shareholder approval:

(For all shareholders of each Portfolio, voting separately)

----------------------- ------------------ -------------------- ----------------
         Fund            Affirmative Votes   Negative Votes        Abstentions
----------------------- ------------------ -------------------- ----------------
Conseco 20 Focus        305,081            138,148              53,742
Portfolio
----------------------- ------------------ -------------------- ----------------
Equity Portfolio        13,328,792         1,000,573            1,240,448
----------------------- ------------------ -------------------- ----------------
Balanced Portfolio      4,936,948          288,550              509,938
----------------------- ------------------ -------------------- ----------------
High Yield Portfolio    382,988            17,617               30,751
----------------------- ------------------ -------------------- ----------------
Fixed Income Portfolio  3,175,512          386,898              306,617
----------------------- ------------------ -------------------- ----------------
Government Securities   1,413,399          31,955               65,543
Portfolio
----------------------- ------------------ -------------------- ----------------
Money Market Portfolio  67,723,641         3,528,153            7,012,479
----------------------- --------------------- -------------------- -------------

PROPOSAL 5:  For the Trust, to elect the Trustees of the Trust:

------------------------------- ----------------------- ------------------------
           Trustee                Affirmative Votes         Negative Votes
------------------------------- ----------------------- ------------------------
Maxwell E. Bublitz*             99,621,377              6,256,396
------------------------------- ----------------------- ------------------------
William P. Daves, Jr.           99,510,899              6,366,874
------------------------------- ----------------------- ------------------------
Gregory J. Hahn*                99,566,861              6,310,912
------------------------------- ----------------------- ------------------------
Harold W. Hartley               99,575,598              6,302,175
------------------------------- ----------------------- ------------------------
Dr. R. Jan LeCroy               99,629,070              6,248,703
------------------------------- ----------------------- ------------------------
Dr. Jess H. Parrish             99,602,983              6,274,790
------------------------------- ----------------------- ------------------------
David N. Walthall               99,004,374              6,873,399
------------------------------- ----------------------- ------------------------

*The Trustees so indicated are considered "interested persons" of the Trust as defined in the 1940 Act, due to their employment with CCM.

PROPOSAL 6: For the Trust, to ratify the appointment of PricewaterhouseCoopers LLP as the Trust's independent accountants:

----------------------- --------------------- -------------------
  Affirmative Votes        Negative Votes        Abstentions
----------------------- --------------------- -------------------
----------------------- --------------------- -------------------
98,124,634              2,072,528             5,680,611
----------------------- --------------------- -------------------

PROPOSAL 7: For each Portfolio, to approve or disapprove a Plan of Distribution and Service for the Portfolio pursuant to Rule 12b-1 under the Investment Company Act of 1940.

(For all shareholders of each Portfolio, voting separately)

----------------------- ------------------- -------------------- ---------------
         Fund            Affirmative Votes    Negative Votes        Abstentions
----------------------- ------------------- -------------------- ---------------
Conseco 20 Focus        307,705             133,516              55,750
Portfolio
----------------------- ------------------- -------------------- ---------------
Equity Portfolio        13,387,664          974,860              1,207,289
----------------------- ------------------- -------------------- ---------------
Balanced Portfolio      4,958,169           150,727              626,539
----------------------- ------------------- -------------------- ---------------
High Yield Portfolio    392,133             8,472                30,751
----------------------- ------------------- -------------------- ---------------
Fixed Income Portfolio  3,159,223           123,614              586,190
----------------------- ------------------- -------------------- ---------------
Government Securities   1,448,724           6,391                55,782
Portfolio
----------------------- ------------------- -------------------- ---------------
Money Market Portfolio  65,841,385          3,813,035            8,609,853
----------------------- ------------------- -------------------- ---------------